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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of October 5, 1999, to be effective as of October 25, 1999 (the "Effective Date"), by Kathleen Brown Oher, an individual resident in Dallas County, Texas (the "Executive") and Craftmade International, Inc., a Delaware corporation ("Craftmade").

                                    RECITALS

         This Agreement provides for the employment of Executive as Chief Financial Officer of Craftmade upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

         "Basic Compensation"--Salary and Benefits.

         "Board of Directors"--the board of directors of Craftmade.

         "Change of Control"--

         (a) there shall be consummated any consolidation or merger of Craftmade into or with another corporation or other legal person, and as a result of such consolidation or merger less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transactions are held in the aggregate by holders of Voting Stock (as defined in subsection (d) below) of Craftmade immediately prior to such transactions;

         (b) any sale, lease, exchange or other transfer, whether in one transaction or any series of related transactions, of all or significant portions of the assets of Craftmade to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale, lease, exchange, or transfer is held in the aggregate by the holders of Voting Stock of Craftmade immediately prior to such sale, lease, exchange, or transfer;


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         (c) the shareholders of Craftmade approve any plan for the liquidation or dissolution of Craftmade;

         (d) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, either directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of Craftmade ("Voting Stock"); or

         (e) if at any time during a fiscal year a majority of the Board of Directors shall be replaced by persons who were not recommended for those positions by at least two-thirds of the directors of Craftmade who were directors of Craftmade at the beginning of the fiscal year.

         Notwithstanding the preceding, a "Change of Control" shall not be deemed to have occurred with respect to any of the foregoing transactions conducted by any employee benefit plan (or related trust) sponsored or maintained by Craftmade, any corporation controlled by Craftmade, James Ridings, or any affiliate of James Ridings.

         "Confidential Information"--information that is used in Craftmade's business and

         (a) is proprietary to, about or created by Craftmade;

         (b) gives Craftmade some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of Craftmade;

         (c) is not typically disclosed to non-employees by Craftmade, or otherwise is treated as confidential by Craftmade; or

         (d) is designated as Confidential Information by Craftmade or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to Craftmade.

Confidential Information shall not include information publicly known (other than as a result of a direct or indirect disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

         "Employee Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to the business then being conducted or proposed to be conducted by Craftmade, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with Craftmade, that is based upon or uses Confidential Information.


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         "Employment Period"--the term of the Executive's employment under this
Agreement.

         "Fiscal Year"--Craftmade's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Post-Employment Period"--for purposes of Section 8.2, the two-year period beginning on the date of termination of the Executive's employment with Craftmade.

                                   ARTICLE II

                           EMPLOYMENT TERMS AND DUTIES

         2.1 Employment. Craftmade hereby employs the Executive commencing as of the Effective Date, and the Executive hereby accepts employment by Craftmade commencing as of the Effective Date, upon the terms and conditions set forth in this Agreement. All of Executive's rights shall be vested immediately upon the execution of this Agreement by the parties hereto.

         2.2 Term. Subject to the provisions of Article VI, the term of the Executive's employment under this Agreement will initially be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for two additional one-year terms (the "First Additional Term" and the "Second Additional Term," respectively), unless the Executive provides written notice of election not to renew at least 45 days before the commencement of the First Additional Term and the Second Additional Term, respectively.

         2.3 Duties. The Executive will initially serve as Chief Financial Officer of Craftmade and will have such duties as are typically commensurate with such position, subject to the assignment or delegation of duties by the Board of Directors or Chief Executive Officer of Craftmade. The Executive will devote her entire business time, attention, skill, and energy exclusively to the business of Craftmade, will use her best efforts to promote the success of Craftmade's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of Craftmade. Executive shall operate primarily out of Craftmade's executive office, currently situated in Coppell, Texas. If the Executive is elected as a director of Craftmade (although there can be no assurance that Executive shall at any time be nominated as a director of Craftmade), or as a director or officer of any of its affiliates, the Executive will fulfill her duties as such director or officer with the same compensation as is paid to the other directors that are employees of Craftmade, if any.


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                                   ARTICLE III

                                  COMPENSATION

         3.1 Basic Compensation.

         (a) Salary. Commencing on the Effective Date, the Executive will be paid an annual salary of $156,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to Craftmade's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and the Board of Directors, subject to its fiduciary obligations, shall provide for an increase in the Salary proportionate to that of Craftmade's Chief Executive Officer.

         (b) Bonus. The Chief Executive Officer of Craftmade will review the performance of the Executive not less frequently than annually, and the Chief Executive Officer of Craftmade shall provide for an annual bonus to the Executive (the "Bonus") based on the performance of Craftmade; such standards for the performance of Craftmade shall be comparable to those standards established concerning the receipt of any bonus by the Chief Executive Officer of Craftmade with respect to the performance of Craftmade.

         (c) Benefits. The Executive will, during the Employment Period, be entitled to such pension, profit sharing, life insurance, hospitalization, major medical, disability and other employee benefits as are provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of any applicable benefit plan (collectively, the "Benefits").

         3.2 Stock Options. The Executive shall be entitled to participate in any stock option plan, employee stock ownership plan or similar plan of Craftmade that is provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of such plan; provided, however, that in the event that the Board of Directors of Craftmade shall adopt a stock option plan at any board of directors meeting after the execution of this Agreement and during the Employment Period, Executive shall be entitled to receive a grant of options to purchase 50,000 shares of Common Stock, $0.01 par value of Craftmade. Such stock options shall have an exercise price based on the price of the Common Stock at the time of approval by the Board of Directors of such stock option plan, which Craftmade shall use its best efforts to obtain, and shall vest over five years, in accordance with the terms of any such stock option plan. Accordingly, 20% of such stock options will be exercisable commencing upon the approval of the stockholders of Craftmade (which approval Craftmade shall seek at the annual meeting of the stockholders of Craftmade in October, 2000), and the remainder of the stock options shall be exercisable each year thereafter in 20% increments. In the event that the stockholders of Craftmade do not approve such stock option plan, the Executive shall be entitled to receive, in lieu of such options to purchase 50,000 shares of Common Stock, a one-time cash bonus of $25,000, which sum shall be payable on or before December 31, 2000.


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                                   ARTICLE IV

                             FACILITIES AND EXPENSES

         Craftmade will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as Craftmade deems necessary or appropriate for the performance of the Executive's duties under this Agreement. Craftmade will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, Craftmade in the performance of the Executive's duties pursuant to this Agreement, and in accordance with Craftmade's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with Craftmade's policies.

                                    ARTICLE V

                             VACATIONS AND HOLIDAYS

         The Executive will be entitled to the amount of paid vacation as is provided to the Chief Executive Officer of Craftmade, in accordance with the vacation policies of Craftmade in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer of Craftmade. The Executive will also be entitled to the paid holidays set forth in Craftmade's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Events of Termination. The Employment Period, the Executive's Basic Compensation, the Executive's Bonus and any and all other rights of the Executive under this Agreement or otherwise as an employee of Craftmade will terminate (except as otherwise provided in this Article VI):

         (a) upon the death of the Executive;

         (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;


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         (c) upon termination of the Executive for Cause (as defined in Section
6.3), immediately upon notice from Craftmade to the Executive, or at such later time as such notice may specify;

         (d) upon termination by the Executive for Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to Craftmade;

         (e) upon termination of the Executive without Cause; or

         (f) upon termination by the Executive for other than Good Reason.

         6.2 Definition of Disability. The Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this
Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of Craftmade and the Executive upon the request of either party by notice to the other. If Craftmade and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to Craftmade of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3 Definition of "Cause". "Cause" means: (a) the Executive's material breach of this Agreement; (b) the Executive's failure to adhere to any material written Craftmade policy if the Executive has been given a reasonable opportunity to comply with such policy or cure her failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of Craftmade, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Craftmade; (d) the misappropriation (or attempted misappropriation) of any of Craftmade's funds or property; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

         6.4 Definition of "Good Reason". The phrase "Good Reason" means any of the following: (a) Craftmade's or Craftmade's material breach of this Agreement;
(b) the assignment of the Executive without her consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than her position, responsibilities, or duties at the Effective Date; or (c) the requirement by Craftmade that the Executive be based anywhere other than Craftmade's principal executive office in Coppell, Texas, without the Executive's consent; or (d) any material reduction in Benefits.


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         6.5 Termination Pay. Effective upon the termination of this Agreement,
Craftmade will be obligated to pay the Executive (or, in the event of her death, her designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of (i) all claims the Executive may have against Craftmade or Craftmade, or any of its affiliates, arising out of or pursuant to this Agreement and (ii) all claims Craftmade or Craftmade may have against the Executive arising out of or pursuant to this Agreement. For purposes of this
Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to Craftmade from time to time or, if the Executive fails to give notice to Craftmade of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, Craftmade will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) Termination by the Executive for Good Reason or Termination by Craftmade Without Cause. If the Executive terminates this Agreement for Good Reason or if Craftmade terminates this Agreement without Cause, Craftmade will pay the Executive (i) the Executive's Salary for the remainder, if any, of the Initial Term, the First Additional Term or the Second Additional Term, as applicable, (ii) the value of any accrued but unpaid or unused vacation or sick leave for the calendar year and (iii) that portion of the Executive's Bonus, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination.

         (b) Termination by Craftmade for Cause or Termination by the Executive Without Good Reason. If Craftmade terminates this Agreement for Cause or if the Executive terminates this Agreement for other than Good Reason, the Executive will be entitled to receive her Salary only through the date such termination is effective, but will not be entitled to any Bonus for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 6.2, Craftmade will pay the Executive her Salary through the remainder of the calendar month during which such termination is effective and the period until disability insurance benefits commence under the disability insurance coverage furnished by Craftmade to the Executive.

         (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive her Salary through the end of the calendar month in which her death occurs, and that part of the Executive's Bonus, if any, for the Fiscal Year during which her death occurs, prorated through the end of the calendar month during which her death occurs.


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         (e) Termination Following a Change of Control. Notwithstanding anything in this Section 6.5 to the contrary, if this Agreement is terminated by either party for any reason within twelve months of a Change of Control, (i) if such termination occurs during the Initial Term, then Craftmade will pay the Executive's Salary for the remainder of such Initial Term plus two times the Executive's Salary, (ii) if such termination occurs during the First Additional Term, then Craftmade will pay the Executive's Salary for the remainder of such First Additional Term plus an amount equal to the Executive's Salary, or (iii) if such termination occurs during the Second Additional Term, then Craftmade will pay the Executive's Salary for the remainder of such Second Additional
Term.

         If the Executive's employment is terminated for other than Cause or the Executive is removed from office or position with Craftmade in either case following commencement by one or more representatives of Craftmade of discussions (authorized by the Board of Directors or the Chief Executive Officer of Craftmade) with a third party that ultimately results in the occurrence of an event described in subsections (a), (b), (c), (d), or (e) of the definition of "Change of Control" (subject to the final paragraph of such definition) and such termination or removal occurs within the period commencing on the date such discussions are authorized and ending on the date that is twelve months from the consummation of such event, regardless of whether such third party is a party to such occurrence, then such termination or removal shall be deemed to constitute a termination following a Change of Control for the purposes of the first paragraph of this Section 6.5(e), and, for the purposes of this Agreement, the date of the authorization of such discussions shall be deemed to be the date of the Change of Control of Craftmade.

         (f) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding the preceding, the Executive shall be entitled to receive all accrued but unpaid salary, Benefits and vacation pay upon the termination of this Agreement.

                                   ARTICLE VII

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) during the Employment Period and as a part of her employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on Craftmade and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to Craftmade's business, Craftmade desires to obtain exclusive ownership of each Employee Invention, and Craftmade will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Craftmade with exclusive ownership of all Employee Inventions.


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         7.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by Craftmade under this Agreement, the Executive covenants as follows:

         (a) Confidentiality.

                  (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except (A) with the specific prior written consent of Craftmade, (B) as necessary to carry out the Executive's duties under this Agreement or (C) except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of Craftmade will be entitled to all of the protections and benefits under applicable law. If any information that Craftmade deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that Craftmade submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by the Executive.

                  (iv) The Executive will not remove from Craftmade's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by Craftmade) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between Craftmade and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of Craftmade. Upon termination of this Agreement by either party, or upon the request of Craftmade during the Employment Period, the Executive will return to Craftmade all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         (b) Employee Inventions. Each Employee Invention will belong exclusively to Craftmade. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works and other Employee Inventions are works made for hire and the property of Craftmade, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to Craftmade all of the Executive's right, title, and interest, including all rights of copyright, patent and


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other intellectual property rights, to or in such Employee Inventions. The
Executive covenants that she will promptly:

                  (i) disclose to Craftmade in writing any Employee Invention;

                  (ii) assign to Craftmade or to a party designated by Craftmade, at Craftmade's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to Craftmade such applications, assignments, and other documents as Craftmade may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of Craftmade's rights to any Employee Invention.

         7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. To the extent permitted by law, all pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Craftmade, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE

         8.1 Acknowledgments by the Executive. The Executive acknowledges that:
(a) the services to be performed by her under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) Craftmade's business is international in scope and its products are marketed throughout the world; (c) Craftmade competes with other businesses that are or could be located in any part of the world; and (d) the provisions of this Article VIII are reasonable and necessary to protect Craftmade's business.

         8.2 Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by Craftmade, the Executive covenants that she will not, directly or indirectly:


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         (a) during the Employment Period, except in the course of her employment hereunder, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the products or market areas of Craftmade; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act;

         (b) during the Post-Employment Period, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the product lines and the market areas utilized by Craftmade and Craftmade on the last day of the Employment Period; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act;

         (c) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same product lines being carried by Craftmade in the same market areas as Craftmade, from any person known by the Executive to be a customer of Craftmade, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with Craftmade;

         (d) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of Craftmade or in any manner induce or attempt to induce any employee of Craftmade to terminate her employment with Craftmade; or (ii) at any time during the Employment Period and the Post- Employment Period, interfere with Craftmade's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of Craftmade; or

         (e) at any time during or after the Employment Period, disparage Craftmade or any of its shareholders, directors, officers, employees, or agents.

         If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent


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jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this Section 8.2 is in effect, give notice to Craftmade, within ten days after accepting any other employment, of the identity of the Executive's employer. Craftmade or Craftmade may notify such employer that the Executive is bound by this Agreement and, at Craftmade's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by Craftmade as a result of a breach of the provisions of this Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to Craftmade for such a breach would be an inadequate remedy. Consequently, Craftmade will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Craftmade will not be obligated to post bond or other security in seeking such relief.

         9.2 Covenants of Articles VII and VIII Are Essential and Independent Covenants. The covenants by the Executive in Articles VII and VIII are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Craftmade would not have entered into this Agreement or employed the Executive. Craftmade and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Craftmade.

         The Executive's covenants in Articles VII and VIII are independent covenants and the existence of any claim by the Executive against Craftmade under this Agreement or otherwise, or against Craftmade, will not excuse the Executive's breach of any covenant in Articles VII or VIII.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles VII and VIII.

         9.3 Representations and Warranties by the Executive. The Executive represents and warrants to Craftmade that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         9.4 Obligations Contingent on Performance. The obligations of Craftmade hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Craftmade may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         9.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Executive:
                  Kathleen Brown Oher
                  4414 Bluffview
                  Dallas, Texas 75203
                  Facsimile No.:
                                 -------
         with a copy to:
                  Cole Halliburton
                  5949 Sherry Lane
                  Suite 1622
                  Dallas, Texas 75225
                  Facsimile No.: (214) 987-1630

         Craftmade:
                  Craftmade International, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: James Ridings
                  Facsimile No.: (972) 304-3754

         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650

         9.8 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11 Section and Article Headings, Construction. The headings of Sections and Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" and "Article" or "Articles" refer to the corresponding Section or Sections and Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                      EXECUTIVE:



                                      /s/ Kathleen Brown Oher
                                      --------------------------------------
                                      Kathleen Brown Oher



                                      CRAFTMADE INTERNATIONAL, INC.



                                      By:  /s/ James Ridings
                                      --------------------------------------
                                      Name:    James Ridings
                                      Title:   President, Chairman of the Board
                                               and Chief Executive Officer